Exhibit 99.2



                   CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Quarterly Report of Micronetics Wireless, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dennis Dow, Vice President-Finance of the Company certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)  The Report fully complies with the requirements of
Section 13(a) or Section 15(d) of the Securities Exchange Act of
1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated:  October 16, 2002     /s/Dennis Dow
                             -----------------------------
                             Name:  Dennis Dow
                             Title: Vice President - Finance
                                    (Principal Financial Officer)


This certification accompanies the Report pursuant to Section
906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended.